Exhibit 5.1(a)

GREGORY T. CHU,

A LAW CORPORATION

Suite 650 – 1188 West Georgia Street

Vancouver, B.C. V6E 4A2

Tel: (604) 628 - 5005 + Fax: (604) 531 - 6885

e-mail: gtchu@telus.net

August 13, 2014

Board of Directors

Gold Standard Ventures Corp.

#610 - 815 West Hastings Street

Vancouver, B.C.

V6C 1B4

Dear Sirs/Mesdames:

Re:	Gold Standard Ventures Corp. (the "Company") - Registration Statement on Form F-3 - File No. 333-196751

We have acted as special counsel for the Company, a British Columbia company, in the Province of British Columbia (the "Province") in connection with a public offering (the "Offering") of up to 10,350,000 common shares without par value in the capital stock of the Company (the "Registered Shares") through a syndicate of underwriters lead by Macquarie Capital Markets Canada Ltd. (the "Lead Underwriter").

Scope of Enquiry

In connection with this opinion, we have examined copies of the following:

(a)	the registration statement of the Company on Form F-3 (File No. 333-196751) filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 13, 2014 (the “Registration Statement”);

(b)	the base prospectus of the Company dated July 31, 2014 included in the Registration Statement and the prospectus supplement of the Company dated August 13, 2014 filed with the SEC in connection with the offering and sale of the Registered Shares (together the "Prospectus");

(c)	the Notice of Articles and articles of the Company;

(d)	a certified true copy of directors' resolutions passed August 13, 2014 (the "Directors' Resolutions") authorizing, inter alia, the Offering of the Registered Shares; and

(e)	the underwriting agreement dated August 13, 2014, between the Company and the Lead Underwriter with respect to the Offering.

2

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of certificates of public officials and such other documents and have considered such questions of law and made such other investigations as we have deemed relevant or necessary as a basis for the opinions expressed herein.

Applicable Law

We are solicitors qualified to carry on the practice of law in the Province only and we express no opinion as to any laws or matters governed by any laws other than the laws of the Province and the federal laws of Canada applicable therein. The opinions expressed in this opinion letter are based on laws in effect as of the date hereof and we assume no obligation to revise or amend this opinion letter should the applicable laws subsequently change.

Assumptions

In rendering the opinions expressed herein, we have assumed:

(a)	with respect to all of the documents examined by us, the legal capacity at all relevant times of all individuals signing any such documents, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed, photostatic, scanned, notarized or true copies or reproductions (including documents received by email or facsimile machine or those retrieved electronically via the Internet), and the authenticity of the originals of such documents;

(b)	the identity, legal capacity and authority of all individuals acting or purporting to act as public or corporate officials;

(c)	the truthfulness, accuracy and completeness of the corporate records of the Issuer and of all information provided to us by offices of public record;

(d)	to the extent that any records or information upon which we have relied are based on any assumptions, are given in reliance on any other certificate or other document or are made subject to any limitation, qualification or exception, our opinion given in reliance thereon is also based on such assumption, is given in reliance on such other certificate or document and is subject to such limitation, qualification or exception; and

(e)	the Directors' Resolutions were duly and validly passed by the board of directors of the Company (the "Board") and are in full force and effect, unamended as of the date hereof.

We have not undertaken any independent investigations to verify the accuracy or completeness of these assumptions.

Whenever our opinion refers to the Restricted Shares of the Company as being “fully paid and non-assessable”, such opinion indicates that the holder of such shares cannot be required to contribute any further amounts to the Company by virtue of its status as a holder of such shares, either in order to complete payment for the shares, to satisfy claims of creditors or otherwise. No opinion is expressed as to actual receipt by the Company of the consideration for the issuance of such shares or as to the adequacy of any consideration received.

3

Opinion

Based and relying upon and subject to the foregoing and the qualifications and limitations hereinafter set forth, we are of the opinion that, upon payment to the Company of the consideration for the Registered Shares in such amount and form as determined by the Board, the Registered Shares, when issued and sold in the Offering as described in the Registration Statement and the Prospectus, will be duly authorized, validly issued and fully paid and non-assessable.

This opinion letter has been prepared for your use solely in connection with the filing by the Company of a Form 6-K which will be incorporated by reference into the Registration Statement and the Prospectus and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Registration Statement, the Prospectus or the Registered Shares. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended (the “Securities Act”), the rules and regulations promulgated thereunder or Item 509 of Regulation S-K under the Securities Act.

This opinion letter is rendered as the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the date hereof that may alter, affect or modify the opinions expressed herein.

Your truly,

GREGORY T. CHU, A LAW CORPORATION

Per:   /s/ Gregory T. Chu